OPTIMUM FUND TRUST

Registration No. 811-21335
FORM N-SAR
Annual Period Ended March 31, 2013

SUB-ITEM 77B: Accountant's report on internal control

Accountant's report on internal control, attached as Exhibit.

WS: MFG_Philadelphia: 867022: v2

WS: MFG_Philadelphia: 867022: v2